Exhibit 99.3

NEWS RELEASE	Contact: Chaparral Energy, Inc. Joe Evans, CFO 405-478-8770 joe.evans@chaparralenergy.com

Chaparral Energy, Inc. Announces Redemption of 8.875% Senior Notes due 2017

Oklahoma City, OK, May 2, 2012 – Chaparral Energy, Inc. announced today that it will redeem all outstanding principal amount of its 8.875% Senior Notes due 2017 (the “Notes”) on June 1, 2012. The notice of redemption will be mailed to the holders of the Notes on May 2, 2012.

Questions regarding the redemption should be directed to Wells Fargo Bank, National Association, the trustee under the indenture governing the Notes, at Wells Fargo Bank, National Association, Corporate Trust Services, Northstar East Building, 12th Floor, 608 Second Avenue South, Minneapolis, MN 55402.

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ABOUT CHAPARRAL

Founded in 1988, Chaparral Energy, Inc. is a growing independent oil and natural gas production and exploitation company, headquartered in Oklahoma City. The company is an oil focused company and one of the largest oil producers in the State of Oklahoma. The long term growth of the company is positioned to come from its development of CO2 EOR operations, with near term growth coming from drilling activities. The company holds a significant acreage position in the liquids rich Northern Oklahoma Mississippi Play, along with several other developing plays in the Mid-Continent and Permian Basin.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2011. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” We do not undertake any duty to update any forward-looking statement except as required by law.